LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LEGG MASON PARTNERS MULTIPLE DISCIPLINE FUNDS
	ALL CAP AND INTERNATIONAL
LEGG MASON PARTNERS HANSBERGER GLOBAL VALUE FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses and the Statements of Additional Information,dated December 1, 2005 and filed on December 2, 2005.
(Accession No. 0001193125-05-235719)